UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – June 29, 2016

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
 (Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gerald Goldberg as a Member of the Board of Directors and Chairman of the Audit Committee

Effective June 29, 2016, Gerald Goldberg was appointed as a member of the Board of Directors of Gilla Inc. (the “Company”). Mr. Goldberg will receive the same compensation as the Company’s other independent directors in the amount of one thousand five hundred dollars ($1,500) per month.

Effective June 29, 2016, the Company’s Board of Directors appointed Gerald Goldberg, Henry J. Kloepper and Dr. Blaise A. Aguirre to serve as members of the Company’s Audit Committee with Mr. Goldberg serving as Chairman of the Audit Committee replacing Mr. Kloepper who shall continue to serve as both a Director and a member of the Audit Committee.

Item 8.01    Other Events.

Press Release

On June 30, 2016, the Company issued a press release announcing the appointment of Gerald Goldberg as a member of the Company’s Board of Directors and Chairman of the Audit Committee.

A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: July 7, 2016	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer